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                                                                 EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH

        A PROFESSIONAL CORPORATION                 SAN FRANCISCO OFFICE
             ATTORNEYS AT LAW                   44 MONTGOMERY STREET, SUITE 4200
   660 NEWPORT CENTER DRIVE, SUITE 1600       SAN FRANCISCO, CALIFORNIA 94104
       NEWPORT BEACH, CA 92660-6422                TELEPHONE  (415) 283-2240
         TELEPHONE (949) 725-4000                  FACSIMILE  (415) 283-2255
         FACSIMILE (949) 725-4100
                                                   SANTA BARBARA OFFICE
                                                     302 OLIVE STREET
                                              SANTA BARBARA, CALIFORNIA 93101
                                                   TELEPHONE  (805) 564-0065
                                                   FACSIMILE  (805) 564-1044


                                  April 9, 2001

En Pointe Technologies, Inc.
100 N. Sepulveda Boulevard, 19th Floor
El Segundo, California  90245

                  RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by En Pointe Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 250,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's Employee Stock Purchase Plan (the "Plan").

                  We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

                  Based on the foregoing, it is our opinion that the 250,000 shares of Common Stock to be issued under the Plan against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Stradling Yocca Carlson & Rauth